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                                                                   EXHIBIT 23(D)

DEUTSCHE BANC ALEX. BROWN                                   [DEUTSCHE BANC LOGO]

CONSENT OF DEUTSCHE BANK SECURITIES, INC.

    We hereby consent to (i) the use of our opinion letter, dated October 24, 2000 to the board of Directors of Bluestone Software, Inc. ("Bluestone"), included as Appendix D to the Proxy Statement/ Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of a wholly owned subsidiary of Hewlett-Packard Company with and into Bluestone, and
(ii) the references to such opinion letter in such Proxy Statement/Prospectus. In providing such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Deutsche Bank Securities, Inc.

By: /s/ MICHAEL HALLORAN
   ---------------------------------------
   Michael Halloran
   Managing Director

November 9, 2000